                                                               EXHIBIT 10(iii)A5




                        NATIONAL SERVICE INDUSTRIES, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN
                                   (RESTATED)









(Dated As of August 15, 1985 and Amended Effective As of September 21, 1989, September 16, 1994, and August 31, 1996)

                        NATIONAL SERVICE INDUSTRIES, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN



ARTICLE I. -- DEFINITIONS.........................................................................................1

    1.1   ANNIVERSARY DATE........................................................................................1

    1.2   BENEFICIARY.............................................................................................1

    1.3   BENEFIT DETERMINATION DATE..............................................................................1

    1.4   COMPENSATION............................................................................................1

    1.5   COMPENSATION DEFERRAL ELECTION..........................................................................2

    1.6   DEFERRAL BENEFIT........................................................................................2

    1.7   DEFERRED BENEFIT ACCOUNT................................................................................2

    1.8   DETERMINATION DATE......................................................................................2

    1.9   EMPLOYER................................................................................................2

    1.10     NORMAL RETIREMENT DATE...............................................................................3

    1.11     PARTICIPANT..........................................................................................3

    1.12     PLAN.................................................................................................3

    1.13     PLAN COMMITTEE.......................................................................................3

    1.14     PLAN YEAR............................................................................................3

    1.15     TOTAL DISABILITY.....................................................................................3

ARTICLE II. -- ELIGIBILITY AND PARTICIPATION......................................................................3

    2.1   CONDITIONS OF ELIGIBILITY...............................................................................3

    2.2   APPLICATION FOR PARTICIPATION...........................................................................3

    2.3   ADDITIONAL COMPENSATION.................................................................................4

ARTICLE III. -- COMPENSATION DEFERRAL.............................................................................4

    3.1   DEFERRAL OF COMPENSATION................................................................................4

    3.2   ACCOUNTS................................................................................................6

ARTICLE IV. -- DEFERRED BENEFIT ACCOUNT...........................................................................6

    4.1   DETERMINATION OF ACCOUNT................................................................................6

    4.2   STATEMENT OF ACCOUNTS...................................................................................7

    4.3   CALCULATION OF INTEREST.................................................................................7

ARTICLE V. -- RETIREMENT BENEFITS.................................................................................8

    5.1   NORMAL RETIREMENT BENEFIT...............................................................................8

    5.2   EARLY RETIREMENT BENEFIT................................................................................8

    5.3   LATER RETIREMENT BENEFIT................................................................................8

    5.4   DETERMINATION OF RETIREMENT BENEFITS....................................................................8

    5.5   PAYMENT OF RETIREMENT BENEFITS..........................................................................9

ARTICLE VI. -- DEATH BENEFITS....................................................................................11

    6.1   PARTICIPANT'S DEATH PRIOR TO RETIREMENT................................................................11

    6.2   PARTICIPANT'S DEATH FOLLOWING RETIREMENT...............................................................13

    6.3   DETERMINATION OF DEATH BENEFIT.........................................................................13

    6.4   DEATH OF BENEFICIARY...................................................................................14

ARTICLE VII. -- TERMINATION BENEFITS.............................................................................14

    7.1   TERMINATION OF EMPLOYMENT..............................................................................14

    7.2   TERMINATION FOR CAUSE..................................................................................16

    7.3   PAYMENT OF TERMINATION BENEFITS........................................................................17

    7.4   DEATH OF PARTICIPANT AFTER TERMINATION.................................................................17

    7.5   TERMINATION AFTER EARLY RETIREMENT DATE................................................................18

    7.6   HARDSHIP...............................................................................................18

ARTICLE VIII. -- DISABILITY......................................................................................18

    8.1   DISABILITY.............................................................................................18

    8.2   PAYMENT OF DISABILITY BENEFITS.........................................................................19

    8.3   DEATH OF PARTICIPANT AFTER TOTAL DISABILITY............................................................20

ARTICLE IX. -- PLAN ADMINISTRATION...............................................................................20

    9.1   PLAN COMMITTEE.........................................................................................20

    9.2   CLAIM..................................................................................................21

    9.3   DENIAL OF CLAIM........................................................................................21

    9.4   REVIEW OF CLAIM........................................................................................21

    9.5   FINAL DECISION.........................................................................................21

ARTICLE X. -- PARTICIPANT'S RIGHTS...............................................................................22

    10.1     INELIGIBILITY TO PARTICIPATE IN DEFERRED COMPENSATION PLAN..........................................22

    10.2     BENEFITS UNFUNDED...................................................................................22

    10.3     SPENDTHRIFT PROVISION...............................................................................23

    10.4     PLAN NOT AN EMPLOYMENT AGREEMENT....................................................................23

    10.5     PROTECTIVE PROVISIONS...............................................................................24

    10.6     OFFSET..............................................................................................24

    10.7     GUARANTEE OF PERFORMANCE............................................................................24

ARTICLE XI. -- MISCELLANEOUS.....................................................................................25

    11.1     TERMINATION OF PLAN.................................................................................25

    11.2     CHANGE OF TAX STATUS................................................................................25

    11.3     AMENDMENTS AND MODIFICATIONS........................................................................26

    11.4     INUREMENT...........................................................................................27

    11.5     GOVERNING LAW.......................................................................................27

ARTICLE XII. - CHANGE IN CONTROL.................................................................................27

    12.1     CAUSE...............................................................................................27

    12.2     CHANGE IN CONTROL...................................................................................28

    12.3     TERMINATION OF EMPLOYMENT...........................................................................29

    12.4     AMENDMENT OF TERMINATION............................................................................29

                        NATIONAL SERVICE INDUSTRIES, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN


                  THIS SENIOR MANAGEMENT BENEFIT PLAN, is made at Atlanta, Georgia, at of this _____ day of _______________, 19___, for the benefit of certain employees of NATIONAL SERVICE INDUSTRIES, INC., a Delaware Corporation (hereinafter sometimes referred as "Employer").

                            ARTICLE I. -- DEFINITIONS

         The following words and phrases as set forth in this Senior Management Benefit Plan shall have the meaning and application set forth below:

         1.1 Anniversary Date. The calendar day that corresponds, each year, to a Participant's Benefit Determination Date.

         1.2      Beneficiary. A person or entity designated in accordance with
Article VI of this Plan to receive benefits upon the death of a Participant.

         1.3 Benefit Determination Date. The last day of the month immediately preceding a Participant's Retirement (Early, Normal or Later), Death, Termination of Employment, Determination of Total Disability or the Retirement Benefit Commencement Date specified by the Participant in Section IV(B)(iii) of Schedule A, whichever is applicable.

         1.4 Compensation. The total of the current base salary and bonus actually paid or accrued by Employer during a Plan Year to or for the benefit of a Participant for services rendered, excluding any car allowance paid or payable to such Participant, before reduction for compensation deferred pursuant to this Plan, or any other plan maintained by Employer.

         1.5 Compensation Deferral Election. The election by a Participant to defer Compensation pursuant to the provisions of Paragraph 3.1, hereof. An Election Form, Schedule A, attached hereto, shall be filed with the Plan Committee, for such Compensation Deferral Election.

         1.6 Deferral Benefit. The benefit payable to a Participant on his retirement, death, disability, termination of employment, or termination of participation, with respect to such Participant's Compensation Deferral Election.

         1.7 Deferred Benefit Account. The accounts maintained on the books of account of Employer for each Participant with respect to such Participant's Compensation Deferral Election pursuant to Article IV. Separate Deferred Benefit Accounts shall be maintained for each Participant. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

         1.8      Determination Date. The last day of each Plan Year.

         1.9 Employer. For purposes of this Plan, Employer means National Service Industries, Inc. (or its successor or successors). Affiliated or related employers are permitted to adopt the Plan and shall be known as "Adopting Employers." To the extent required by certain provisions (e.g., Compensation and service), references to the Employer shall include the Adopting Employer of the Participant. Adopting Employers are listed on Appendix 1.

         1.10 Normal Retirement Date. The date on which a Participant reaches sixty-five (65) years of age.

         1.11 Participant. An employee of Employer or Adopting Employer who is eligible to participate in the Plan according to standards adopted by Board of Directors of Employer and who elects to participate in this Plan.

         1.12 Plan. The term "Plan" shall mean this Senior Management Benefit Plan as adopted by Employer and as may be hereafter amended.

         1.13 Plan Committee. The Plan Committee, the members of which shall be appointed by the Board of Directors of Employer, shall administer the Plan on behalf of Employer.

         1.14 Plan Year. The Plan Year for this Plan begins on the first day of September and ends on and includes the last day of the following August.

         1.15 Total Disability. A physical or mental condition which is expected to be totally and permanently disabling, as more fully described in
Article VIII, hereof.

                  ARTICLE II. -- ELIGIBILITY AND PARTICIPATION

         2.1 Conditions of Eligibility. Eligibility to become a Participant in this Plan will be determined by Plan Committee according to standards adopted by the Board of Directors of Employer. Such determination shall be conclusive and binding upon all persons.

         2.2 Application for Participation. Plan Committee shall notify each Employee of his eligibility to participate in this Plan. Eligible employees may, on or before August 31, 1985, elect to participate and begin participation in this Plan by completing all enrollment procedures and satisfying all enrollment requirements established by Plan

Committee. Such election to participate shall be effective upon receipt and acceptance by Plan Committee of such Employee's election to participate.

         2.3 Additional Compensation. In addition to any compensation paid to, or benefits provided to Participant, Participant shall receive the Deferral Benefits and other benefits provided for herein. Except as otherwise provided herein, nothing in this Plan shall be construed as limiting, varying or reducing any provision or benefit to Employee, Employee's estate or Beneficiaries pursuant to any employment agreement, any retirement plan, including any qualified pension or profit-sharing plan, any health, disability or life insurance policies or any other agreement between Employer and Employee.

                     ARTICLE III. -- COMPENSATION DEFERRAL

         3.1 Deferral of Compensation. The following provisions shall be applicable to Participant elections to defer Compensation pursuant to this Plan.

         (a) Election. Employer shall defer from the Compensation otherwise payable to Participant, by Employer, as a result of such Participant's employment with Employer, the amounts specified in Schedule A, Election to Participate and Defer Compensation and Benefit Payment Election, attached hereto and made a part hereof, for the number of years specified in Schedule
    A. The Compensation Deferral Election shall apply solely to Compensation earned by Participant with respect to periods subsequent to the date of such election. Such compensation deferral shall not commence until Participant has completed all enrollment procedures and satisfied all enrollment requirements established by Plan Committee.

         (b) Amount of Deferral. A Participant who elects to defer Compensation pursuant to Paragraph 3.1(a) of this Plan may elect to defer from such Participant's Compensation, earned after the date of such election, commencing with the Plan Year beginning September 1, 1985, up to 25% of such Participant's annual salary, determined as of August 31, 1985, and 25% of Participant's Bonus earned for Employer's fiscal year then ended, but not less than $2,500.00, per Plan Year, in equal annual deferrals, for four (4) consecutive Plan Years and/or eight (8) consecutive Plan Years. If a Participant elects both a four (4) year and an eight (8) year Deferred Benefit Election, each such election shall be treated separately for all calculations, elections, and benefit payment schedules and separate Deferred Benefit Accounts will be maintained for each such election.

         (c) Deferral Limitation. If an Employee becomes a Participant after attaining the age of fifty-seven (57) years, such Participant's
    Compensation Deferral Election shall be for a period of four (4) consecutive Plan Years. Furthermore, such Participant's Deferred Compensation Election period must end on or before the date such Participant retires from full-time employment with Employer, but not later than age sixty-five (65).

         (d) Rollover Contribution. Any Participant herein, who is also a Participant in any deferred compensation plan sponsored by Employer, may elect, on or before August 31, 1985, to transfer, as of October 1, 1985, all or any portion of such Participant's Primary Account in said deferred compensation plan into this Plan ("Rollover Contribution"). For purposes hereof, the value of such Participant's

    Primary Account in said deferred compensation plan shall be determined as of the close of business on October 1, 1985, pursuant to said deferred compensation plan. Such Rollover Contribution shall be treated as being deferred from Participant's Compensation for purposes of this Plan. In no event shall a Participant be permitted to make more than one Rollover Contribution.

         3.2      Accounts. The amount of Compensation deferred pursuant to this
Article III, with respect to a Compensation Deferral Election, as well as Rollover Contribution, shall be credited by Employer to the Participant's Deferred Benefit Account, established with respect to such Election, as provided in Paragraph 4.1, as of the date deferred from Participant's Compensation; provided, however, that a Participant's Rollover Contribution shall be credited to the Participant's Deferred Benefit Account as of October 1, 1985. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred or rolled over reduced by the amount, if any, Employer is required to withhold from such deferred compensation pursuant to any Federal, state or local law.

                    ARTICLE IV. -- DEFERRED BENEFIT ACCOUNT

         4.1 Determination of Account. Employer shall establish a Deferred Benefit Account with respect to the Compensation Deferral Election executed by a Participant. The Deferred Benefit Account of a Participant as of each Determination Date shall consist of the balance of such Deferred Benefit Account, as of the immediately preceding Determination Date (with respect to the first Plan Year, the first day of such Plan Year), plus (i) any compensation deferred by such Participant to such referred Benefit Account since the previous determination Date; plus (ii) any Rollover Contributions credited to such Deferred

Benefit Account; plus (iii) the amount of interest earned on such Deferred Benefit Account (as determined in Paragraph 4.3) since the preceding Determination Date.

         4.2 Statement of Accounts. Plan Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as Plan Committee deems desirable, setting forth the balance to the credit of such Participant in each Deferred Benefit Account maintained for such Participant as of the last day of the preceding Plan Year.

         4.3 Calculation of Interest. Interest Earnings Adjustments to the Deferred Benefit Accounts of Participants shall be credited annually on the Determination Date, using as the rate of interest earned ("Interest Earnings Rate") an interest rate equal to three (3) percentage points greater than Moody's Seasoned Corporate Bond Yield Index, as published monthly by Moody's Investor's Service, Inc., or successor thereto, or, if such monthly index is no longer published, a substantially similar average as established by the Plan Committee. For amounts in the Participant's Deferred Benefit Account at any Determination Date, the Interest Earnings Adjustment shall be calculated, retrospectively, using a simple interest calculation based on a twelve month average of the Interest Earnings Rates between such Determination Date and the following Determination Date. For amounts deferred between Determination Dates, the Interest Earnings Adjustment shall be calculated monthly on a simple interest basis from the date such amounts are credited to the Participant's Deferred Benefit Account using the Interest Earnings Rate for each month until the next Determination Date.

                        ARTICLE V. -- RETIREMENT BENEFITS

         5.1 Normal Retirement Benefit. Upon a Participant reaching Normal Retirement Date, and satisfying the compensation deferral provisions of Paragraph 3.1, hereof, such Participant may retire from full-time employment with Employer, in which event Employer will pay to Participant the amount determined pursuant to Paragraph 5.4(a), hereof, payable pursuant to the provisions of Paragraph 5.5, hereof.

         5.2 Early Retirement Benefit. A Participant may retire at a date sooner than Normal Retirement Date (as defined in Paragraph 5.1, hereof), but in no event sooner than the date Participant attains the age of fifty-five (55) years; provided, however that such Participant has satisfied the compensation deferral provisions of Paragraph 3.1, hereof. Such Participant shall be entitled to receive an Early Retirement Benefit as described in Paragraph 5.4(b), hereof, payable pursuant to the provisions of Paragraph 5.5, hereof.

         5.3 Later Retirement Benefit. An Employee who elects to participate in this Plan and retires after reaching Normal Retirement Date, shall be entitled to receive a Retirement Benefit, as described in Paragraph 5.4(a), hereof, payable pursuant to the provisions of Paragraph 5.5, hereof.

         5.4      Determination of Retirement Benefits.

         (a) In the event a Participant retires from full-time employment with Employer, pursuant to the provisions of Paragraphs 5.1 or 5.3, hereof, a benefit shall be payable to such Participant ("Retirement Benefit") equal to the greater of: (i) the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of his Benefit Determination Date, including interest at the Interest

    Earnings Rate, through such Benefit Determination Date; or (ii) the amount determined pursuant to Schedule B attached hereto and made a part hereof; provided, however, that in the event the Participant retires pursuant to Paragraph 5.3, hereof, the amounts determined pursuant to Schedule B shall be actuarially adjusted such that the Later Retirement Benefit, is actuarially equivalent to the Normal Retirement Benefit described in Schedule B.

         (b) If a Participant retires from full-time employment with Employer, pursuant to the provisions of Paragraph 5.2, hereof, an Early Retirement Benefit shall be payable to such Participant equal to the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of his Benefit Determination Date. For purposes hereof, the Interest Earnings Adjustment, determined pursuant to Paragraph 4.3, hereof, with respect to such Participant's Deferred Benefit Account, shall be determined using the Termination Interest Earnings Rate, through such Benefit Determination Date, determined pursuant to Paragraphs 7.1(b) and 7.1(c) hereof, in lieu of the Interest Earnings Rate described in Paragraph 4.3, hereof, as if such Termination Interest Earnings Rate had been in effect, with respect to such Participant's Deferred Benefit Account, from the commencement of Participant's participation in this Plan.

         5.5 Payment of Retirement Benefits. Benefits payable to a Participant upon such Participant's retirement from full-time employment with the Employer, pursuant to the provisions of Paragraphs 5.1, 5.2 or 5.3, hereof, shall be payable on the Retirement Benefit Commencement Date specified by Participant in such Participant's Benefit Payment Election.

A Participant may, however, no later than twenty-four (24) months prior to such Participant's retirement, and with the approval of the Plan Committee, change the date on which payment of such Participant's Retirement Benefits shall commence and the method of payment of such Retirement Benefits, by executing a new Benefit Payment Election, Schedule A, provided, that (i) if a Participant satisfies the requirements of Paragraph 5.2 for Early Retirement but incurs an interest earnings rate reduction under Paragraph 5.4(b), he may make an election change up to six (6) months prior to retirement, so long as such election is made in the tax year prior to retirement, (ii) the 24-month election period shall not apply to election changes relating to death benefits, and (iii) the Plan Committee may, in its sole discretion, permit a shorter election period to allow a Participant to accelerate the time and/or manner of payment in the event of a Participant's unforeseen and severe financial hardship (as described in Paragraph 7.6 and as determined by the Plan Committee). In the event a Participant fails to execute a Benefit Payment Election, such Participant's Retirement Benefits shall be payable pursuant to the method determined by the Plan Committee, in its sole discretion, commencing on the first day of the second calendar month following the date of such Participant's retirement. Such Participant's Retirement Benefit shall be payable pursuant to one of the following methods, as requested by such Participant, in such Participant's Benefit Payment Election:

         (a) A monthly, quarterly, or annual installment payable over a fifteen (15) year period, commencing on the Retirement Benefit Commencement Date specified by Participant in such Participant's Benefit Payment Election. The amount payable for the first year hereunder shall be an amount that will fully amortize the balance in Participant's

    Deferred Benefit Account, as of the Participant's Benefit Determination Date, over the fifteen (15) year period, based on assumed interest earnings using the Interest Earnings Rate or Termination Interest Earnings Rate, if applicable, as of said Benefit Determination Date. Thereafter, annually, on the Anniversary Date, the amount payable for the following year shall be adjusted to an amount that will fully amortize the remaining balance in Participant's Deferred Benefit Account, on said date, over the remaining years in the aforesaid fifteen (15) year installment period, based on the Interest Earnings Rate or Termination Interest Earnings Rate, if applicable, as of said date. The balance in a Participant's Deferred Benefit Account, at any time after his Retirement, will be the unamortized balance thereof taking into account payments to date, or

         (b) A lump sum distribution of such Participant's Retirement Benefit, determined pursuant to Paragraph 5.4, payable on the Retirement Benefit Commencement Date specified by the Participant in such Participant's Benefit Payment Election.

                          ARTICLE VI. -- DEATH BENEFITS

         6.1 Participant's Death Prior to Retirement. In the event that a Participant dies prior to retirement from full-time employment with Employer, Employer shall pay to the Beneficiary or Beneficiaries designated in writing by such Participant, in Schedule A (or to Participant's Estate if Participant fails to so designate a Beneficiary or Beneficiaries), in lieu of the amounts provided for in Paragraph 5.4, hereof, the amounts determined pursuant to Paragraph 6.3, hereof. Such amounts shall be payable to said Beneficiary or Beneficiaries (or Participant's legal representative, as the case may be) pursuant to either of the following methods as requested by such Beneficiary or Beneficiaries (or legal representative) as follows:

         (a) A monthly, quarterly, or annual installment payable over a fifteen (15) year period, commencing on the first day of the second calendar month following the date of death of the Participant. The amount payable for the first year hereunder shall be an amount that will fully amortize the balance in the Participant's Deferred Benefit Account, as of the Participant's Benefit Determination Date, over the fifteen (15) year period, based on assumed interest earnings using an interest rate equal to the Moody's Seasoned Corporate Bond Yield Index, as published monthly by Moody's Investor's Service, Inc., or successor thereto, or if such monthly index is no longer published, a substantially similar average as established by the Plan Committee (such interest rate being hereinafter referred to as the "Moody's Interest Rate"), as of such Benefit Determination Date. Thereafter, annually, on the Anniversary Date, the amount payable for the following year shall be adjusted to an amount that will fully amortize the remaining balance in the Participant's Deferred Benefit Account, on said date, over the remaining years in the aforesaid fifteen (15) year installment period, based on the Moody's Interest Rate as of said Anniversary Date. The balance in a Participant's Deferred Benefit Account, at any time after his death, will be the unamortized balance thereof taking into account payments to date, or

         (b) A lump sum distribution of such Participant's Death Benefit as determined pursuant to Paragraph 6.3, payable to such Beneficiary or Beneficiaries (or legal representatives) no later than the first day of the second calendar month following such Participant's death.

         6.2 Participant's Death Following Retirement. If Participant dies following retirement from full-time employment with Employer, but prior to the payment of all amounts payable to Participant pursuant to Article V, hereof, Employer shall pay to the Beneficiary: or Beneficiaries designated in writing by Participant in Schedule A, (or to Participant's Estate if Participant fails to so designate a Beneficiary or Beneficiaries) the amounts which would otherwise be payable to Participant, pursuant to Article V, hereof, except for Participant's death. The amounts payable to such Beneficiary or Beneficiaries as the result of Participant's death shall be payable pursuant to the method of payment of such Death Benefits specified by Participant in such Participant's Benefit Payment Election. Participant shall select such payment methods as follows:


         (a) Continuation of Participant's Retirement Benefit, payable over its remaining term thereof, as if such Participant had not died (with interest determined in accordance with Section 5.5(a)); or

         (b) A lump sum distribution of such amount, determined pursuant to Paragraph 5.4, hereof, payable to such Beneficiary or Beneficiaries (or legal representative) no later than the first day of the second calendar month following such Participant's death.

         6.3      Determination of Death Benefit.

         (a) The amount of the Death Benefit with respect to a Participant shall be equal to the total amount of such Participant's Deferred Benefit Account, including interest at the Interest Earnings Rate through such Benefit Determination Date, determined pursuant to Paragraph 4.1, hereof, if death occurs before retirement, and pursuant to Paragraph 5.4, hereof, if death occurs after retirement.

         (b) Notwithstanding the foregoing, if Participant dies prior to retirement from full-time employment with Employer and termination of employment with Employer, the amount of the death benefit with respect to such Participant shall be the greater of: (i) the amount of the Death Benefit determined pursuant to Paragraph 6.3(a), hereof; or (ii) the amount determined pursuant to Schedule C, attached hereto and made a part hereof.

         6.4 Death of Beneficiary. In the event of the death of a Beneficiary who is receiving a Death Benefit in installments pursuant to Paragraph 6.1(a) or 6.2(a), such remaining benefit to which such Beneficiary was entitled at the time of such Beneficiary's death shall continue to be payable to the beneficiary or beneficiaries, designated in writing by such Beneficiary, on a form to be submitted by such Beneficiary to Plan Committee (or to Beneficiary's Estate if Beneficiary fails to so designate a beneficiary or beneficiaries).

                      ARTICLE VII. -- TERMINATION BENEFITS

         7.1      Termination of Employment.

         (a) If prior to a Change in Control, a Participant's employment with Employer is terminated for any reason (excluding Normal or Later Retirement, Death or Disability), prior to Normal Retirement Date, Participant's participation in this Plan shall immediately cease and Employer shall pay to Participant a Termination Benefit, determined pursuant to Paragraphs 7.1(b) and 7.1(c), hereof, payable pursuant to the provisions of Paragraph 7.3, hereof. For purposes hereof, prior to a Change in Control, Plan Committee shall determine what constitutes a termination of Participant's employment with Employer and the effective date thereof.

         (b) The amount of the Participant's Termination Benefit shall be equal to the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of the date of Participant's termination, except that the Interest Earnings Adjustment, determined pursuant to Paragraph 4.3, hereof, with respect to such Deferred Benefit Accounts shall be determined using an Interest Earnings Rate, as determined herein ("Termination Interest Earnings Rate"), in lieu of the Interest Earnings Rate described in Paragraph 4.3, hereof, as if the Termination Interest Earnings Rate had been in effect, with respect to such Participant's Deferred Benefit Account, from the commencement of Participant's participation in this Plan through such Benefit Determination Date.

         (c) The Termination Interest Earnings Rate to be applied pursuant to Paragraph 7.1(b), hereof, shall be a composite rate of interest based on the following table:

                                                                              Percentage of
                                      Percentage of                      Deferral Benefit Account
Full Years Of Active            Deferred Benefit  Account                Earning Moody's Plus 3%
 Plan Participation            Earning Prime Rate less 3%                    (Paragraph 4.3)
--------------------           --------------------------                ------------------------
    0 through 5                           100%                                    0%
         6                                 80%                                    20%
         7                                 60%                                    40%
         8                                 40%                                    60%
         9                                 20%                                    80%
    10 and over                             0%                                   100%

         For purposes hereof, the Prime Rate shall equal the average Prime Rate as in effect on the first business day of each calendar month, at The First National Bank of Atlanta, in Atlanta, Georgia, or any successor thereto.

         7.2 Termination For Cause. Notwithstanding any other provisions herein to the contrary and except as provided in Article XII hereof, if Participant's employment with Employer is terminated, prior to actual retirement, for any reason related to such Participant's conviction of a felony, relating to the performance of Participant's Employer, such Participant's participation in this Plan shall be terminated and Participant shall be entitled to none of the Retirement, Death, Termination or Disability Benefits or any other benefits provided for in the Plan; provided, however, that Participant or Participant's Beneficiary or Beneficiaries (or legal representative, as the case may be) shall be paid the total balance of all amounts of such Participant's deferred compensation and Rollover Contributions pursuant to Paragraph 3.1, hereof, without interest. Such amounts shall be payable pursuant to the provisions of Paragraph 7.3, hereof.

         7.3 Payment of Termination Benefits. Benefits payable to a Participant as a result of such Participant's termination of employment with Employer, pursuant to the provisions of Paragraph 7.1 or 7.2, hereof, except for Early Retirement Benefits pursuant to Paragraph 5.2 which shall be payable pursuant to the provisions of Paragraph 5.5, shall be payable, pursuant to one of the following methods of payment, as determined by Plan Committee in its sole discretion:

         (a) An annual payment of one-fifth (l/5th) of such Termination Benefit amount for a period of five (5) years commencing on the first day of the second calendar month following Participant's termination of employment with Employer. Each payment after the first shall include interest earned on the unpaid balance determined using the Termination Interest Earnings Rate in effect on the Benefit Determination Date and the Anniversary Date thereafter, as specified in Paragraph 7.1(c), and applied prospectively. or

         (b) A lump sum distribution of such Participant's Termination Benefit, as determined pursuant to Paragraph 7.1 or 7.2, hereof, payable within ninety (90) days of such Participant's termination of employment with Termination

         7.4 Death of Participant After Termination. If a Participant shall die prior to the final payment of his Termination Benefit under this Article VII, such amount, determined pursuant to this Article VII, shall be paid to the Beneficiary or Beneficiaries designated in writing by Participant in Schedule A (or to Participant's Estate if Participant fails to so designate a Beneficiary or Beneficiaries) either as a continuation of such Termination Benefit or a lump sum distribution as described in Paragraph 6.3, hereof.

         7.5 Termination After Early Retirement Date. Except as otherwise provided in Paragraph 7.2, hereof, if Participant's employment with Employer is terminated for any reason (excluding Normal or Later Retirement, Disability or Death) after a Participant's Early Retirement Date, Participant shall be deemed to have retired from employment pursuant to the provisions of Paragraph 5.2, hereof.

         7.6 Hardship. A Participant (whether or not actively employed) who is suffering an unforeseen and severe financial hardship as a result of (i) an illness or accident of the Participant or his immediate family, (ii) loss of Participant's property due to casualty, or (iii) for such other reasons as the Plan Committee may establish, may file a written request with the Plan Committee for distribution of all or a portion of the amount credited to his Deferred Benefit Account. The Plan Committee shall have the sole discretion to determine whether to grant a Participant's hardship request and the amount to distribute to the Participant. The Plan Committee shall have authority in connection with such hardship request to accelerate the date and method of payment of the Participant's Deferred Benefit Account.

                           ARTICLE VIII. -- DISABILITY

         8.1 Disability. If a Participant, prior to retirement or termination of employment with Employer, becomes totally disabled, such Participant's participation in this Plan shall cease and Employer shall pay to such Participant a Disability Benefit, in lieu of any other Benefit provided for herein, equal to the total amount of such Participant's Deferred Benefit Account, determined pursuant to Paragraph 4.1, as of the Benefit Determination Date when such Participant is determined to be totally disabled, including interest at the Interest Earnings Rate through such Benefit Determination Date. Total disability shall mean a physical or mental condition which is expected to be totally and permanently disabling. If Employer, Plan Committee and a Participant agree that such Participant is unable by reason of his physical or mental condition, to perform his customary work for Employer, or any comparable work for Employer for which he is suited by reason of education or experience, and that such incapacity will be permanent, such unanimous agreement shall be conclusive determination of such Participant's Total Disability. If Plan Committee, Employer and such Participant do not unanimously agree, then each shall vote, and, by a majority vote, select a physician to determine and certify to Plan Committee whether such Participant's condition renders him permanently incapable of further performance of his customary work for Employer, or any comparable work for Employer for which he is suited by reason of education or experience. Such physician's certification shall be final and binding on all parties. The reasonable expenses of such determination and certification shall be paid by Employer.

         8.2 Payment of Disability Benefits. Disability Benefits payable to a Participant as a result of such Participant's total disability, pursuant to Paragraph 8.1, hereof, shall be payable pursuant to any of the following methods of payment, as determined by Plan Committee, upon consultation with Participant:

         (a) In either five (5) or fifteen (15) annual installments, payable monthly, quarterly or annually, including interest, determined using the Interest Earnings Rate, described in Paragraph 4.3, hereof, computed as provided for in Paragraph 5.5(a), commencing on the first day of the second calendar month following the date the Participant is determined to be totally disabled; or

         (b) A lump sum distribution of such Participant's Disability Benefit, as determined pursuant to Paragraph 8.1, hereof, payable to such Participant no later than the first day of the second calendar month after the date such Participant is determined to be totally disabled.

         8.3 Death of Participant After Total Disability. If a Participant shall die prior to the final payment of the Disability Benefit under this
Article VIII, such unpaid amounts, determined pursuant to this Article VIII, shall be paid to such Participant's Beneficiary or Beneficiaries (or legal representative) either as a continuation of such Disability Benefit or as a lump sum distribution of the actuarially adjusted remaining benefit as described in Paragraph 8.2(b), hereof. Such death benefit shall be in lieu of any other death benefit payable hereunder.

                       ARTICLE IX. -- PLAN ADMINISTRATION

         9.1 Plan Committee. This Plan and all matters related hereto, shall be administered by the Plan Committee which shall be the "named fiduciary". The Plan Committee shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties. Plan Committee may engage the services of independent actuaries and administrative personnel, who shall certify, from time to time, to Plan Committee, the amounts required, from time to time, to provide for Employer's obligation to provide Deferral Benefits under the Plan.

         9.2 Claim. Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under the Plan shall present the request, in writing, to Plan Committee which shall respond in writing as soon as practicable.

         9.3 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

         (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

         (b) A description of any additional material or information required and an explanation of why it is necessary.

         (c)      An explanation of the Plan's claim review procedure.

         9.4 Review of Claim. Any person whose claim or request is denied or who has not received a response within 90 days may (within 60 days after such denial, or 90 day period, whichever is earlier) request review by notice given in writing to Plan Committee. A request to review Plan Committee's denial of a claim or request, must state the specific reasons, including any Plan provisions, upon which such request for review is based. The claim or request shall be reviewed by Plan Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

         9.5 Final Decision. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                       ARTICLE X. -- PARTICIPANT'S RIGHTS

         10.1 Ineligibility to Participate in Deferred Compensation Plan. Prior to a Change in Control, in the event Plan Committee determines that Employee is ineligible or becomes ineligible to participate or to continue to participate in this Plan, Employer may terminate Participant's participation in this Plan, upon ten (10) days notice to Participant and Participant shall be entitled to Termination Benefits pursuant to Paragraph 7.1, hereof.

         10.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to a Participant shall be paid from the general assets of the employer which principally employs the Participant (the "Obligated Employer"), and nothing contained in this Plan shall require the Obligated Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Obligated Employer and Participants shall have the status of general unsecured creditors of the Obligated Employer under the Plan with respect to amounts of Compensation they defer hereunder or any other obligation of the Obligated Employer to pay benefits pursuant hereto. Any funds of the Obligated Employer available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Obligated Employer, and may be used for any purpose by the Obligated Employer. Any insurance policy or other asset acquired or held by the Obligated Employer shall not be deemed to be held under any trust for the benefit of

Participant or to be security for the performance of the Obligated Employer's obligations pursuant hereto.

         Notwithstanding the preceding paragraph, the Obligated Employer may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Obligated Employer. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

         10.3 Spendthrift Provision. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, except for a Qualified Domestic Relations Order, pursuant to
Section 414(p) of the Internal Revenue Code, as amended, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         10.4 Plan Not An Employment Agreement. This Plan shall not be deemed to constitute an employment agreement between the parties hereto nor shall any provision, hereof, restrict the right of Employer to discharge Participant as an employee of Employer or restrict Participant's right to terminate his employment.

         10.5 Protective Provisions. Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer. If Participant refuses so to cooperate, is uninsurable or is insurable at other than standard rates, Participant shall be ineligible to participate in this Plan. If Participant commits suicide during the two-year period beginning on the date of his participation in the Plan, or if Participant makes any material misstatement of information or nondisclosure of medical history, then Participant shall not be considered as having been a Participant in the Plan and Participant or his Beneficiary shall thereupon be paid by Employer the total amount of such Participant's Compensation actually deferred hereunder, without interest.

         10.6 Offset. If at the time benefit payments are to be made hereunder prior to a Change in Control, Participant or his Beneficiary or both are indebted to Employer, then the payments remaining to be made to Participant or his Beneficiary, or both may, at the discretion of Employer, be reduced by the amount of such indebtedness.

         10.7 Guarantee of Performance. In consideration of each Participant's performance of valuable services that inure to the financial benefit of the Company, the Company does hereby agree to perform all of the obligations and responsibilities and pay any benefits due and owing to the Participant under the Plan if the Obligated Employer (as defined in Section 10.2) designated to perform such obligations and responsibilities or pay such benefits fails or is unable to do so."

                          ARTICLE XI. -- MISCELLANEOUS

         11.1 Termination of Plan. Employer, upon written notice to Participants, prior to a Change in Control, shall have the right, at any time, to terminate this Plan. Such termination shall become effective when authorized by the Board of Directors of Employer and written notice is given to Participants. Upon termination of this Plan, Participant shall receive a Termination Benefit as provided for in Article VII, hereof, as if Participant's employment had terminated on the date of termination of this Plan. Except as otherwise provided in Paragraph 11.2, hereof, if such a Plan Termination occurs, pursuant to this Paragraph 11.1, each Participant's Termination Interest Earnings Rate, pursuant to Paragraph 7.1, hereof, shall equal the Interest Earnings Rate described in Paragraph 4.3, hereof. Notwithstanding anything contained in this Plan to the contrary, for a period of two (2) years following a Change in Control, this Plan shall not be terminated or amended in any way to reduce the benefits provided under this Plan, the Interest Earnings Rate or the Termination Interest Earnings Rate, or otherwise adversely affect any Participant's participation in this Plan.

         11.2 Change of Tax Status. In the event that, as a result of statutory amendments to the Internal Revenue Code of 1954, as amended, there is a significant change (as determined by Plan Committee) in the Federal Income Tax consequences to Employer, with respect to establishment and maintenance of this Plan, and as a result of such change in tax status and the impact thereof on Employer, Employer terminates this Plan, Participants shall be entitled to receive Termination Benefits as provided for in Article VII, hereof, as if the Participants' employment had terminated on the date of termination of this Plan. Notwithstanding the foregoing, if such a Plan Termination occurs, pursuant to this Paragraph 11.2, more than two years after the effective date of this Plan, as set by Plan Committee, each Participant's Termination Interest Earnings Rate, pursuant to Paragraph 7.1, hereof, shall equal the Interest Earnings Rate described in Paragraph 4.3, hereof.

                  11.3 Amendments and Modifications. Prior to a Change in Control, Employer may amend or alter this Plan, including amendments or alterations with respect to Participants' Benefits, at any time, and from time to time. Amendments shall be effective when authorized by the Board of Directors and upon written notice to Participants. In the event that any such amendment or alteration to this Plan is made by Employer which affects Participants' Benefits, any affected Participant may, within ninety (90) days after the effective date of such amendment or alteration, elect to terminate participation in the Plan. In the event that a Participant terminates participation in the Plan, pursuant to this Paragraph 11.4, but continues to be an employee of Employer, such-Participant shall be entitled to a Termination Benefit determined pursuant to Paragraph 7.1(b), hereof, except that for purposes hereof, the Termination Interest Earnings Rate shall equal the Interest Earnings Rate described in Paragraph 4.3, hereof. Such Benefit shall be payable to Participant pursuant to the provisions of Paragraph 7.3(a) or (b), as determined by Plan Committee in its sole discretion.

         11.4 Inurement. This Plan shall be binding upon and shall inure to the benefit of Employer and each Participant hereto and their respective heirs, executors, administrators, successors and assigns.

         11.5 Governing Law. This Plan is made pursuant to, and shall be governed by, the laws of the State of Georgia, in all respects, including matters of construction, validity and performance.

                        ARTICLE XII. - CHANGE IN CONTROL

         12.1 Cause. For purposes of this Plan, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) intentionally and continually failed to substantially perform his duties with the Employer (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise; provided, however that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part, shall be considered "intentional" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Employer. Notwithstanding anything contained in this Plan to the contrary, in the case of any Participant who is a party to a Severance Protection Agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant's Severance Protection Agreement) is given by the Participant shall constitute Cause for purposes of this Plan.

         12.2 Change in Control. For purposes of this Plan, a Change in Control shall mean any of the following events:

         (a) The acquisition (other than from the Employer) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Employer's then outstanding voting securities; or

         (b) The individuals who, as of September 21, 1989, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Employer's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

         (c) Approval by stockholders of the Employer of (1) a merger or consolidation involving the Employer if the stockholders of the Employer, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer outstanding immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Employer or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section (a), solely because twenty percent (20%) or more of the combined voting power of the Employer's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Employer or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Employer in the same proportion as their ownership of stock in the Employer immediately prior to such acquisition.

         12.3 Termination of Employment . Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated by Employer (other than for Cause) or by the Participant for any reason within two
(2) years following a Change in Control, Employer shall, within five (5) days, pay to the Participant a lump sum cash payment of his or her Deferred Benefit Account as of the date of termination of employment plus interest on such Account at the Interest Earnings Rate to the date of payment.

         12.4 Amendment or Termination . Any amendment or termination of this Plan which a Participant reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, and which was not consented to in writing by the Participant shall be null and void, and shall have no effect whatsoever, with respect to the Participant.

                                   Appendix 1
                               Adopting Employers

         North Bros., Inc.
         National Service Industries, Inc. of Georgia
         NSI Enterprises, Inc.
         Zep Manufacturing Company
         NSI Services, L.P.

                                   SCHEDULE A
                        NATIONAL SERVICE INDUSTRIES, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN
                           ELECTION TO PARTICIPATE AND
                 DEFER COMPENSATION AND BENEFIT PAYMENT ELECTION

To the Plan Committee:

                  I hereby elect to participate in NATIONAL SERVICE INDUSTRIES, INC. SENIOR MANAGEMENT BENEFIT PLAN, (the "Plan") pursuant to the terms and conditions of such Plan contained in the Plan document adopted by NATIONAL SERVICE INDUSTRIES, INC., ("Employer"), all of which terms and conditions are incorporated herein by reference.

I.  COMPENSATION DEFERRAL ELECTION

I hereby elect to defer $___________ per Plan Year of my Salary and/or $_____________ per Plan Year of my Bonus, but no less than a total of $2,500.00 per Plan Year, earned after the date of this election. I understand that if my Bonus is less than such Bonus Deferral, the difference shall be a Salary Deferral for the next Plan Year.

II.  DEFERRAL TERM

         Salary Deferral. The total amount of such Salary Deferral shall be ------- deferred ratably, over each pay period, for four (4) eight (8)
         consecutive years, commencing on September 1, 1985. (Check One. If you desire both a four (4) year and an eight (8) year deferral, complete a separate Schedule A for each election).

         Bonus Deferral. The total amount of such Bonus Deferral shall be ------- deferred annually for _________ four (4) eight (8) consecutive years, commencing with the Bonus payable with respect to the Plan Year beginning September 1, 1985. (Check One. If you desire both a four (4) year and an eight (8) year deferral, complete a separate Schedule A for each election).

III.  ROLLOVER CONTRIBUTION

         I hereby elect to make a Rollover Contribution of $______________ or ------- all ____________ (indicate dollar amount or all) from my Primary
         Account in any of Employer's Deferred Compensation Plans.

IV.  BENEFIT PAYMENT ELECTION


         (A)  RETIREMENT BENEFITS

         I hereby elect to receive my Retirement Benefits as follows:

                  (i) Installment payments payable annually quarterly monthly, for fifteen (15) consecutive years. (Check
                           One).
-------

                  (ii)     Lump Sum Distribution.

-------

         (B)  RETIREMENT BENEFIT COMMENCEMENT DATE

I hereby elect to have my Retirement Benefits commence on the first day of the second calendar month following my:

                  (i)      Normal Retirement Date
-------

                  (ii)     Actual Retirement
-------

                  (iii) _____ (Enter Date between age 65 and age 70 years but on or after actual retirement)
-------

         (C)  DEATH BENEFITS

         I hereby elect to have my post-retirement Death Benefit paid to my Beneficiary or Beneficiaries (or legal representative, as the case may be), as follows:

                                  Continuation of my Retirement Benefit
                  --------------

                                  Lump Sum Distribution
                  --------------

V.  BENEFICIARY DESIGNATION

         I designate the following person(s) as Primary and Contingent Beneficiaries of the Death Benefit under the Plan:

Primary Beneficiary:                   Contingent Beneficiary(s): (if Primary
                                       Beneficiary has not survived)

---------------------------------      ----------------------------------------

---------------------------------      ----------------------------------------

---------------------------------      ----------------------------------------

         I retain the right, at any time, to change such Beneficiary by giving written notice of such change to the Plan Administrative Committee.

Dated:
      -------------------------------


                                           ------------------------------------

                                           S.S.N.
                                                 ------------------------------



                                      -3-